Exhibit 10.39
RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
MEDLINE INC.
2025 OMNIBUS INCENTIVE PLAN
(RSU Grant – Employees)
Medline Inc., a Delaware corporation (the “Company”), pursuant to the Medline Inc. 2025 Omnibus Incentive Plan (as amended and/or restated from time to time, the “Plan”), hereby grants to the Participant the number of Restricted Stock Units (“RSUs”) set forth below. The RSUs are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement (attached hereto) (the “RSU Agreement”), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
Participant:
Date of Grant:
Vesting Commencement Date:
Number of RSUs:
Vesting Schedule:
Settlement:    Any RSUs that become vested pursuant to the Vesting Schedule will be settled in accordance with Section 3 of the RSU Agreement.

    *    *    *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RSU GRANT NOTICE, THE RSU AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RSUS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RSU GRANT NOTICE, THE RSU AGREEMENT AND THE PLAN.
MEDLINE INC.                PARTICIPANT

________________________________        ________________________________
By:
Title:

RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
MEDLINE INC.
2025 OMNIBUS INCENTIVE PLAN

Pursuant to the Restricted Stock Unit Grant Notice (the “RSU Grant Notice”) delivered to the Participant, and subject to the terms and conditions of this RSU Agreement and the Medline Inc. 2025 Omnibus Incentive Plan (as amended and/or restated from time to time, the “Plan”), Medline Inc., a Delaware corporation (the “Company”), and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1.Grant of RSUs. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of RSUs provided in the RSU Grant Notice (with each RSU representing an unfunded, unsecured right to receive one share of Common Stock upon the vesting of such RSU). The Company may make one or more additional grants of RSUs to the Participant under this RSU Agreement by providing the Participant with a new RSU Grant Notice, which may also include any terms and conditions differing from this RSU Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional RSUs hereunder and makes no implied promise to grant additional RSUs.
2.Vesting. Subject to the terms and conditions contained herein and in the Plan, the RSUs shall vest and the restrictions on the RSUs shall lapse as set forth in the RSU Grant Notice. With respect to any RSU, the period of time that such RSU remains subject to vesting shall be its “Restricted Period.” In the event any tranche of the vesting schedule results in fractional shares of Common Stock, such shares will be rounded down to the nearest whole share of Common Stock.
3.Settlement of RSUs. Subject to the proviso in Section 9(d)(ii) of the Plan, within 75 days following the date on which the Restricted Period lapses with respect to an RSU, the Company shall issue to the Participant or the Participant’s beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding RSU.
4.Treatment of RSUs Upon Termination or Protective Covenant Violation.
(a)Unless otherwise determined by the Committee:
(i)in the event of the Participant’s Termination due to death or Disability, all then-outstanding RSUs (or substitute equity or consideration of purchaser or its Affiliates, as applicable) shall vest upon the Participant’s Termination and shall be settled as set forth in Section 3 of the RSU Agreement;
(ii)in the event of the Participant’s Termination without Cause (excluding death or Disability) or resignation for Good Reason, in either case, within the CIC Transaction Protection Period applicable to the Participant (a “Qualifying CIC Termination”), all then-outstanding RSUs (or substitute equity or consideration of purchaser or its Affiliates, as applicable) shall vest upon such Qualifying CIC Termination and shall be settled as set forth in Section 3 of the RSU Agreement;

(iii)in the event of the Participant’s Termination for any reason other than set forth in Section 4(a)(i) and Section 4(a)(ii), all vesting of RSUs shall cease and all unvested RSUs shall be forfeited to the Company by the Participant for no consideration (and without any further action by the Company) as of the date of such Termination; and
(iv)in the event of (A) the Participant’s Termination by the Company for Cause, (B) the Participant’s voluntary resignation when grounds for Cause exist or (C) a Protective Covenant Violation, all vested RSUs that have not been settled in shares of Common Stock pursuant to Section 3 of this RSU Agreement shall be forfeited to the Company by the Participant for no consideration (and without any further action by the Company) as of the date of such Termination.
(b)Certain defined terms. As used herein, the following terms shall have the following meanings:
(i)“CIC Transaction Protection Period” shall have the meaning given to such term in the Severance Plan applicable to the Participant as of the relevant determination date, except that if the applicable Severance Plan does not contain a such definition, the CIC Transaction Protection Period shall be six (6) months following the Change in Control.
(ii)“Good Reason” shall have the meaning given to such term in the Severance Plan applicable to the Participant as of the relevant determination date, except that if the applicable Severance Plan does not contain such definition, then Good Reason shall have the meaning set forth in the Medline Inc. SVP and VP Severance Plan.
(iii)“Severance Plan” means, as applicable to the Participant, (A) the Amended & Restated Medline Inc. Executive Severance Plan, (B) the Medline Inc. SVP and VP Severance Plan, and (C) the Medline Inc. Severance Plan, in each case, as the same may be amended and/or restated from time to time.
5.Company; Participant.
(a)The term “Company” as used in this RSU Agreement with reference to employment or service shall include the Board, the Company and its Subsidiaries.
(b)Whenever the word “Participant” is used in any provision of this RSU Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the RSUs may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.
6.Non-Transferability. The RSUs are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the RSUs, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the RSUs shall terminate and become of no further effect.
7.Rights as Stockholder. Subject to any dividend equivalent payments to be provided to the Participant in accordance with the RSU Grant Notice and Section 14(c)(iii) of the Plan, the Participant or a Permitted Transferee of the RSUs shall have no rights as a stockholder with respect to any share of Common Stock underlying an RSU unless and until the Participant shall have become the holder of record or the beneficial owner of such shares of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.
8.Dividend Equivalents. The RSUs shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock), which shall accrue in cash without interest and shall be delivered in cash. Accumulated dividend equivalents shall be payable at such time as the underlying RSUs to which such dividend equivalents relate are settled in accordance with Section 3 of this RSU Agreement. For the avoidance of doubt, dividend equivalents accrued in respect of RSUs shall only be paid to the extent the underlying RSU vests and is settled. To the extent that any RSUs are forfeited and not vested and settled, the Participant shall have no right to dividend equivalent payments in respect of such forfeited and unvested RSUs.
9.Tax Withholding. The provisions of Section 14(d) of the Plan are incorporated herein by reference and made a part hereof. In addition, the Committee, subject to it having considered the applicable accounting impact of any such determination, has full discretion to allow the Participant to satisfy, in whole or in part, any additional income, employment, national insurance and/or other applicable taxes payable by the Participant with respect to the RSUs by electing to have the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, vesting or settlement of the RSUs, as applicable, shares of Common Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in the Participant’s relevant tax jurisdictions).
10.Notice. Every notice or other communication relating to this RSU Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Corporate Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
11.No Right to Continued Service. This RSU Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Company.

12.Binding Effect. This RSU Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
13.Protective Covenants. The Participant acknowledges and recognizes the highly competitive nature of the businesses of the Company and its Affiliates and accordingly Participant agrees to comply with the restrictions in Section 6 of the Protective Covenants Agreement (Appendix 1) inclusive of the modifications in Appendix A where applicable (the “Protective Covenants”) as a precondition of eligibility to receive and retain the benefits of this RSU Agreement, and acknowledges that if Participant fails to comply with such restrictions, or the restrictions are deemed void or unenforceable in some respect deemed material by the Company, the Company will have the right to demand and recoup all (or a Company-determined portion) of the benefits of this RSU Agreement in accordance with Section 4 from Participant, unless otherwise prohibited under controlling law. For purposes of this RSU Agreement, “Protective Covenant Violation” means the Participant’s breach of any of the Protective Covenants or any similar provision applicable to the Participant.
14.Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this RSU Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
15.Clawback/Forfeiture. If (a) the Participant’s employment is terminated by the Company or any of its Affiliates, as applicable, for Cause (or if the Participant voluntarily resigns the Participant’s employment with the Company or its applicable Affiliates when grounds for Cause exist), (b) a Protective Covenant Violation occurs, or (c) the Company discovers within one year after a Termination for any reason that grounds for a Termination for Cause existed at the time of such Termination, then, in each case, the Participant shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to the Company, within 10 business days after the Company’s request to the Participant therefor, an amount equal to the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) that the Participant received upon the sale or other disposition of, or distributions in respect of, the RSUs issued hereunder (including any shares of Common Stock issued upon settlement of any such RSU), unless otherwise prohibited by law. In addition, any incentive compensation paid to the Participant in respect of the RSUs is subject to recoupment under any clawback policy in effect (including the Medline Incentive Compensation Clawback Policy), whether pursuant to applicable exchange listing rules or otherwise. Any reference in this RSU Agreement to grounds existing for a Termination for Cause shall be determined without regard to any notice period, cure period, or other procedural delay or event required prior to a finding of, or Termination for, Cause.
16.Governing Law. This RSU Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof; provided, however, that the Protective Covenants shall be governed by and construed in accordance with the laws of the state in which the Participant primarily resides in accordance with the terms of the Protective Covenants Agreement without regard to the principles of conflicts of laws. Notwithstanding anything contained in this RSU Agreement, the RSU Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this RSU Agreement, the RSU Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware as concerns any claim that can be pursued in a court of law arising from this RSU Agreement. It is further understood that the Protective Covenants Agreement is independently enforceable as a separate but ancillary contract with its own choice of law, venue and forum selection terms and is not subject to the exclusive choice of courts located in Delaware.
17.Section 409A of the Code. To the extent that the Participant is subject to U.S. taxation, this RSU Agreement is intended to comply with or be exempt from the provisions of Section 409A of the Code and the regulations promulgated thereunder, and shall be interpreted consistent with such intent. Without limiting the foregoing, the Committee will have the right to amend the terms and conditions of this RSU Agreement in any respect as may be necessary or appropriate to comply with Section 409A of the Code or any regulations promulgated thereunder, including, without limitation, by delaying the issuance of the shares of Common Stock contemplated hereunder. Notwithstanding any other provision of this RSU Agreement to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, and is subject to U.S. federal income tax, no payments in respect of any RSU that is “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) will be made to the Participant prior to the date that is six months after the date of the Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six-month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day. The Participant is solely responsible and liable for the satisfaction of all taxes and penalties under Section 409A of the Code that may be imposed on or in respect of the Participant in connection with this RSU Agreement, and the Company will not be liable to any Participant for any payment made under the Plan or this RSU Agreement that is determined to result in an additional tax, penalty or interest under Section 409A of the Code, nor for reporting in good faith any payment made under this RSU Agreement as an amount includible in gross income under Section 409A of the Code.
18.Appendix for Non-U.S. Participants. If the Participant is residing and/or working principally outside of the United States, the RSUs shall be subject to any special provisions set forth in Appendix 2 to this RSU Agreement. If the Participant becomes based outside the United States while holding any RSUs, the special provisions set forth in Appendix 2 shall apply to the Participant to the extent that the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. Moreover, if the Participant relocates between any of the countries included on Appendix 2, the special provisions set forth in Appendix 2 for such country shall apply to the Participant to the extent that the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. Appendix 2 constitutes part of this RSU Agreement.
19.Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this RSU Agreement (including the RSU Grant Notice), the Plan shall govern and control.
20.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
21.Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Entire Agreement. This RSU Agreement (including, without limitation, all exhibits and appendices attached hereto), the RSU Grant Notice and the Plan constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

Appendix 1

Protective Covenant Appendix

Appendix 2
Country-Specific Appendix